Exhibit 99.1

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION
        The following unaudited condensed consolidated pro forma financial information is intended to provide you with information about how the acquisition of Flagstone Reinsurance Holdings, S.A. ("Flagstone") might have affected the historical financial statements of Validus Holdings, Ltd. ("Validus") if it had been consummated at earlier times. The unaudited condensed consolidated pro forma financial information is for illustrative purposes only and has been prepared by Validus' management, after discussion with Flagstone's management, and is based on Validus' historical consolidated financial statements and Flagstone's historical consolidated financial statements. Certain amounts from Flagstone's historical consolidated financial statements have been reclassified to conform to the Validus presentation. The following unaudited condensed consolidated pro forma financial information does not necessarily reflect the financial position or results of operations that would have actually resulted had the acquisition occurred as of the dates indicated, nor should they be taken as necessarily indicative of the future financial position or results of operations of Validus or a combined company.
        The unaudited condensed consolidated pro forma financial information should be read in conjunction with Validus' Form 10-Q for the quarter ended June 30, 2012 (the "Validus 10-Q"), Validus' Form 10-K for the year ended December 31, 2011 (the "Validus 10-K"), Flagstone's Form 10-Q for the quarter ended June 30, 2012, and Flagstone's 10-K for the year ended December 31, 2011, each as filed with the United States Securities and Exchange Commission. The unaudited condensed consolidated pro forma financial information gives effect to the proposed acquisition as if it had occurred at June 30, 2012 for the purposes of the unaudited consolidated pro forma balance sheet and at January 1, 2011 for the purposes of the unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2011 and the six months ended June 30, 2012.
This pro forma information is subject to risks and uncertainties, including those discussed in the Validus 10-Q and the Validus 10-K under the captain "Risk Factors" and "Cautionary Note Regarding Forward Looking Statements."

    The following table presents unaudited condensed consolidated pro forma balance sheet data at June 30, 2012

(expressed in thousands of U.S. dollars, except share and per share data) giving effect to the proposed acquisition of Flagstone as if it had occurred at June 30, 2012:

	Historical Validus Holdings, Ltd.	Historical Flagstone Reinsurance Holdings, S.A.	Pro Forma Purchase adjustments	Notes	Pro Forma Consolidated
Assets
Fixed maturities, at fair value	$4,772,899	$333,674	$—		$5,106,573
Short-term investments, at fair value	310,703	696,838	—		1,007,541
Other investments, at fair value	463,018	142,504	—		605,522
Cash and cash equivalents	903,310	186,251	(118,124)	3(b), 3(f), 4	971,437
Total investments and cash	6,449,930	1,359,267	(118,124)		7,691,073
Restricted cash	—	17,823	—		17,823
Investments in affiliates	92,807	—	—		92,807
Premiums receivable	977,431	273,744	—		1,251,175
Deferred acquisition costs	176,172	50,144	—		226,316
Prepaid reinsurance premiums	176,387	58,679	—		235,066
Securities lending collateral	3,456	—	—		3,456
Loss reserves recoverable	371,484	232,784	—		604,268
Paid losses recoverable	32,395	—	—		32,395
Accrued investment income	21,399	2,607	—		24,006
Income taxes recoverable	2,651	—	—		2,651
Intangible assets	112,651	—	—		112,651
Goodwill	20,393	—	—		20,393
Other assets	62,412	110,919	(33,159)	3(g)	140,172
Net receivable for investments sold	—	2,435	—		2,435
Funds withheld	—	25,983	—		25,983
Assets held for sale including discontinued operations	—	439,641	(432,301)	3(f)	7,340
Total assets	$8,499,568	$2,574,026	$(583,584)		$10,490,010

Liabilities
Reserve for losses and loss expenses	$2,591,299	$682,329	$76,300	3(e)	$3,349,928
Unearned premiums	1,196,836	292,109	—		1,488,945
Reinsurance balances payable	185,456	45,454	—		230,910
Deferred income taxes	19,197	—	—		19,197
Securities lending payable	4,145	—	—		4,145
Net payable for investments purchased	6,451	2,494	—		8,945
Accounts payable and accrued expenses	76,774	70,964	35,180	3(f), 3(g)	182,918
Senior notes payable	247,036	—	—		247,036
Debentures payable	289,800	250,202	—		540,002
Liabilities of discontinued operations held for sale	—	393,814	(392,044)	3(f)	1,770
Total liabilities	4,616,994	1,737,366	(280,564)		6,073,796
Shareholders' equity
Ordinary shares	23,691	845	1,658	3(a), 3(d)	26,194
Treasury shares	(7,343)	(150,202)	150,202	3(d)	(7,343)
Additional paid-in capital	1,684,781	857,714	(384,818)	3(a), 3(d)	2,157,677
Accumulated other comprehensive (loss)	(5,965)	(12,788)	12,788	3(d)	(5,965)
Retained earnings	1,782,670	141,091	(82,850)	3(b), 3(c), 3(d) 3(e), 3(f),3(g)	1,840,911
Total shareholders' equity available to the Company	3,477,834	836,660	(303,020)		4,011,474
Noncontrolling interest	404,740	—	—		404,740
Total shareholders' equity	3,882,574	836,660	(303,020)		4,416,214
Total liabilities and shareholders' equity	$8,499,568	$2,574,026	$(583,584)		$10,490,010

Common shares outstanding	93,411,062	71,352,487	13,806,706		107,217,768
Common shares and common share equivalents outstanding	105,763,378	72,604,837	14,302,018		120,065,396
Book value per share	$37.23	$11.73		7	$37.41
Diluted book value per share	$34.43	$11.52		7	$34.78
Diluted tangible book value per share	$33.17	$11.52		7	$33.67

The following table sets forth unaudited condensed consolidated pro forma results of operations for the year ended December 31, 2011 (expressed in thousands of U.S. dollars, except share and per share data) giving effect to the proposed acquisition of Flagstone as if it had occurred at January 1, 2011:

	Historical Validus Holdings, Ltd.	Historical Flagstone Reinsurance Holdings, S.A.	Pro Forma Purchase adjustments	Notes	Pro Forma Consolidated
Revenues
Gross premiums written	$2,124,691	$789,697	$—		$2,914,388
Reinsurance premiums ceded	(289,241)	(231,265)	—		(520,506)
Net premiums written	1,835,450	558,432	—		2,393,882
Change in unearned premiums	(33,307)	13,046	—		(20,261)
Net premiums earned	1,802,143	571,478	—		2,373,621
Net investment income	112,296	34,312	(3,158)	3(b)	143,450
Net realized gains (losses) on investments	28,532	(20,770)	—		7,762
Net realized and unrealized gains - other	—	2,494	—		2,494
Net unrealized (losses) on investments	(19,991)	—	—		(19,991)
Other income	5,718	5,434	—		11,152
Foreign exchange (losses)	(22,124)	(4,481)	—		(26,605)
Total revenues	1,906,574	588,467	(3,158)		2,491,883
Expenses
Losses and loss expenses	1,244,401	676,535	—		1,920,936
Policy acquisition costs	314,184	115,325	—		429,509
General and administrative expenses	197,497	84,686	—		282,183
Share compensation expenses	34,296	1,131	—		35,427
Transaction expenses	17,433	—	—		17,433
Finance expenses	54,817	11,668	—		66,485
Total expenses	1,862,628	889,345	—		2,751,973
Income (loss) before taxes	43,946	(300,878)	(3,158)		(260,090)
Tax (expense) benefit	(824)	51	—		(773)
Income from operating affiliates	—	(922)	—		(922)
Net income (loss) from continuing operations	$43,122	$(301,749)	$(3,158)		$(261,785)
Net loss from discontinued operations, net of tax	—	(21,662)	—		(21,662)
Net income (loss)	$43,122	$(323,411)	$(3,158)		$(283,447)
Net income attributable to noncontrolling interest	(21,793)	(2,722)	—		(24,515)
Net income (loss) available to company	$21,329	$(326,133)	$(3,158)		$(307,962)
Dividends and distributions declared on outstanding warrants	7,644	—	—		7,644
Net income (loss) available to common shareholders	$13,685	$(326,133)	$(3,158)		$(315,606)
Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	98,607,439	70,129,756	13,622,565		112,230,004
Diluted	100,928,284	70,129,756	13,622,565		112,230,004
Basic earnings (loss) per share	$0.14	$(4.65)		6	$(2.81)
Diluted earnings (loss) per share	$0.14	$(4.65)		6	$(2.81)

The following table sets forth unaudited condensed consolidated pro forma results of operations for the six months ended June 30, 2012 (expressed in thousands of U.S. dollars, except share and per share data) giving effect to the proposed acquisition of Flagstone as if it had occurred at January 1, 2011:

	Historical Validus Holdings, Ltd.	Historical Flagstone Reinsurance Holdings,S.A.	Pro Forma Purchase adjustments	Notes	Pro Forma Consolidated
Revenues
Gross premiums written	$1,464,378	$341,378	$—		$1,805,756
Reinsurance premiums ceded	(226,104)	(91,184)	—		(317,288)
Net premiums written	1,238,274	250,194	—		1,488,468
Change in unearned premiums	(339,448)	(33,950)	—		(373,398)
Net premiums earned	898,826	216,244	—		1,115,070
Net investment income	53,645	8,933	(1,441)	3(b)	61,137
Net realized gains on investments	13,686	23,468	—		37,154
Net realized and unrealized gains - other	—	1,393	—		1,393
Net unrealized (losses) on investments	(32,903)	—	—		(32,903)
(Loss) from investment affiliate	(398)	—	—		(398)
Other income	14,885	4,357	—		19,242
Foreign exchange gains (losses)	2,514	(877)	—		1,637
Total revenues	950,255	253,518	(1,441)		1,202,332
Expenses
Losses and loss expenses	385,681	121,932	—		507,613
Policy acquisition costs	154,261	44,766	—		199,027
General and administrative expenses	128,010	38,443	—		166,453
Share compensation expenses	12,238	2,239	—		14,477
Finance expenses	29,985	5,923	—		35,908
Total expenses	710,175	213,303	—		923,478
Income before taxes	240,080	40,215	(1,441)		278,854
Tax expense	(543)	(313)	—		(856)
Income from operating affiliates	6,959	288	—		7,247
Net income from continuing operations	$246,496	$40,190	(1,441)		$285,245
Net income from discontinued operations, net of tax	—	13,620	—		13,620
Net income	$246,496	$53,810	(1,441)		$298,865
Net income attributable to noncontrolling interest	45,360	(1,135)	—		44,225
Net income available to company	$291,856	$52,675	(1,441)		$343,090
Dividends and distributions declared on outstanding warrants	3,458	—	—		3,458
Net income available to common shareholders	$288,398	$52,675	$(1,441)		$339,632
Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	98,839,663	71,015,712	14,302,018		113,141,681
Diluted	104,382,030	71,572,129	15,414,852		119,796,882
Basic earnings per share	$2.92	$0.74		6	$3.00
Diluted earnings per share	$2.80	$0.74		6	$2.86

Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements
(Expressed in thousands of U.S. dollars, except share and per share data)
1.     Basis of Presentation
        The unaudited condensed consolidated pro forma financial information gives effect to the proposed acquisition as if it had occurred at June 30, 2012 for the purposes of the unaudited condensed consolidated pro forma balance sheet and at January 1, 2011 for the purposes of the unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2011 and six months ended June 30, 2012. The unaudited condensed consolidated pro forma financial information is for illustrative purposes only and has been prepared by Validus' management, after discussion with Flagstone's management, and is based on Validus' historical consolidated financial statements and Flagstone's historical consolidated financial statements.
        This unaudited condensed consolidated pro forma financial information is prepared in conformity with United States Generally Acceptable Accounting Principles ("US GAAP"). The unaudited condensed consolidated pro forma balance sheet as of June 30, 2012 and the unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2011 and the six month period ended June 30, 2012 have been prepared using the following information:

(a)	Audited historical consolidated financial statements of Validus as of December 31, 2011 and for the year ended December 31, 2011;

(b)	Audited historical consolidated financial statements of Flagstone as of December 31, 2011 and for the year ended December 31, 2011;

(c)	Unaudited historical consolidated financial statements of Validus as of June 30, 2012 and for the six months ended June 30, 2012;

(d)	Unaudited historical consolidated financial statements of Flagstone as of June 30, 2012 and for the six months ended June 30, 2012; and

(e)	Such other known supplementary information as considered necessary to reflect the acquisition in the unaudited condensed consolidated pro forma financial information.
        The pro forma adjustments reflecting the acquisition under the acquisition method of accounting are based on certain estimates and assumptions. The unaudited condensed consolidated pro forma adjustments may be revised as additional information becomes available. The actual adjustments upon acquisition and the allocation of the final purchase price will depend on a number of factors, including additional financial information available at such time, changes in values and changes in Flagstone's operating results between the date of preparation of this unaudited condensed consolidated pro forma financial information and the effective date of acquisition. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. Validus' management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the transactions contemplated based on information available to Validus at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited condensed consolidated pro forma financial information.
        The unaudited condensed consolidated pro forma financial information does not include any financial benefits, revenue enhancements or operating expense efficiencies arising from the acquisition.
        Estimated costs of the transaction as well as the benefit of the negative goodwill have been reflected in the unaudited condensed consolidated pro forma balance sheet, but have not been included on the pro forma income statement due to their non-recurring nature.
        The unaudited condensed consolidated pro forma financial information is not intended to reflect the results of operations or the financial position that would have resulted had the acquisition been effected on the dates indicated and if the companies had been managed as one entity. The unaudited condensed consolidated pro forma financial information should be read in conjunction with the Validus 10-Q, the Validus 10-K, the Flagstone 10-Q and the Flagstone 10-K, as filed with the SEC.
2.     Recent Accounting Pronouncements
In December 2011, the FASB issued Accounting Standards Update No. 2011-11, "Disclosures about Offsetting Assets and Liabilities" ("ASU 2011-11"). The objective of ASU 2011-11 is to enhance disclosures by requiring improved information about financial instruments and derivative instruments in relation to netting arrangements. ASU 2011-11 is effective for interim and annual periods beginning on or after January 1, 2013. The Company is currently evaluating the impact of this guidance; however, since this update affects disclosures only, it is not expected to have a material impact on Validus' consolidated financial statements.
In July 2012, the FASB issued Accounting Standards Update No. 2012-02, "Testing Indefinite-Lived Intangible Assets for Impairment" ("ASU 2012-02"). The objective of ASU 2012-02 is to simplify how entities test intangibles for impairment. The amendments permit an entity to first assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment described in ASC Topic 350 "Intangibles - Goodwill and Other - General Intangibles Other than Goodwill." The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity's financial statements for the most recent annual or interim period have not yet been issued. The Company has evaluated the impact of this guidance and has concluded that it will not have a material impact on Validus' consolidated financial statements.
3.     Purchase Adjustments
On August 30, 2012 Validus and Flagstone announced that the Boards of Directors of both Validus and Flagstone had approved a definitive Agreement and Plan of Merger pursuant to which Validus will acquire all of the issued and outstanding shares of Flagstone. Under the terms of the Agreement and Plan of Merger, Flagstone shareholders will receive 0.1935 Validus voting common shares and $2.00 in cash for each Flagstone share.
In connection with the acquisition, transaction costs currently estimated at $20,000 will be incurred and expensed.
As discussed above, these pro forma purchase adjustments are based on certain estimates and assumptions made as of the date of the unaudited condensed consolidated pro forma financial information. The actual adjustments will depend on a number of factors, including further review of Flagstone's books and records, and changes in the estimated fair value of net balance sheet assets and operating results of Flagstone between June 30, 2012 and the date of the consummation of acquisition. Validus expects to make such adjustments at such time. These adjustments are likely to be different from the adjustments made to prepare the unaudited condensed consolidated pro forma financial information and such differences may be material.
        The share prices for both Validus and Flagstone used in determining the preliminary estimated purchase price are based on the closing share prices on August 29, 2012. The preliminary total purchase price is calculated as follows:
Calculation of Total Purchase Price

Flagstone shares and share units subject to exchange ratio as of June 30, 2012	73,912,237
Exchange ratio	0.1935
Total Validus shares to be issued	14,302,018
Validus closing share price on August 29, 2012	$33.24
Total value of Validus shares to be issued	$475,399
Total cash consideration paid	$147,824
Total purchase price	$623,223
       The allocation of the purchase price is as follows:
Allocation of Purchase Price

Flagstone stockholders' equity	$836,660
Loss reserve increase	(76,300)
Other fair value adjustments	(58,896)
Flagstone stockholders' equity, adjusted (B)	$701,464
Total purchase price (A)	$623,223
Negative goodwill (A-B)	$78,241

(a)
In connection with the exchange offer, 14,302,018 Validus Shares are expected to be issued for all Flagstone Shares and Flagstone Shares issued following vesting of restricted shares, restricted share units and performance share units resulting in additional share capital of $2,503 and additional paid-in capital of $472,896.

(b)
In addition to the cash consideration of $147,824, it is expected that total transaction costs currently estimated at $20,000 will be incurred by the consolidated entity. Based on an expected investment return of 1.87% for Validus and 2.00% for Flagstone per annum, investment income of $3,158 would have been foregone during the year ended December 31, 2011 had these payments of $167,861 been made. Based on an expected investment return of 1.69% for Validus and 2.00% for Flagstone per annum, investment income of $1,441 would have been foregone during the six months ended June 30, 2012 had these payments of $167,824 been made. In addition, an adjustment of $20,000 was made to retained earnings at June 30, 2012 to reflect the transaction costs.

(c)
Elimination of Flagstone ordinary shares of common stock of $845, treasury shares of $150,202, additional paid-in capital of $857,714, accumulated other comprehensive loss of $12,788 and retained earnings of $141,091.

(d)
The unaudited condensed consolidated pro forma financial statements has been prepared by Validus' management, after discussion with Flagstone's management, and is based on Validus' historical consolidated financial statements and Flagstone's historical consolidated financial statements. With the exception of notes 3(e), 3(f) and 3(g) below, the carrying value of assets and liabilities in Flagstone's financial statements are considered to be a proxy for fair value of those assets and liabilities, with the difference between the net assets and the total purchase price considered to be negative goodwill. Pursuant to Accounting Standards Codification Topic 805, "Business Combinations" ("ASC 805"), a bargain purchase is defined as a business combination in which the total fair value of the identifiable net assets acquired on the date of acquisition exceeds the fair value of the consideration transferred plus any noncontrolling interest in the acquiree, and it requires the acquirer to recognize that excess in earnings as a gain attributable to the acquirer. Negative goodwill of $78,241 has been recorded as a credit to retained earnings as upon completion of the acquisition of Flagstone Shares negative goodwill will be treated as a gain in the consolidated statement of operations.

(e)
It is expected that an additional reserve of $76,300 will be required to harmonize Flagstone's reserving methodology with Validus'. This charge to the balance sheet of $76,300 has been recorded as a reduction to retained earnings.

(f)
On August 20, 2012, Flagstone announced that it completed the sale of its Lloyd's segment for approximately $49,700 million in cash. Adjusting the June 30, 2012 balance for this sale results in Accounts payable of $10,143 and a gain of approximately $1,000 as an increase in retained earnings. This would also result in the elimination of Assets held for sale including discontinued operations of $430,601 and Liabilities of discontinued operations held for sale of $392,044.

(g)
Following a review of Flagstone's books and records and discussion with Flagstone's management, it was determined that an additional payable of $25,037 should be recognized to reflect the costs of winding up certain parts of Flagstone's operations. In addition, a credit of $33,159 to Other Assets and $1,700 to Assets held for sale including discontinued operations was recorded to reflect the realizable value of Flagstone's tangible assets. A reduction to retained earnings in the amount of $59,896 was made to reflect these fair value adjustments.

4.     Adjustments to Cash and Cash Equivalents
        The acquisition of Flagstone Shares will result in the payment of cash and cash equivalents by Flagstone of $15,000 and by Validus of $152,824, reflecting aggregate cash consideration of $147.824 and estimated transaction expenses of $5,000.
        The unaudited condensed consolidated pro forma statements of operations reflect the impact of these reductions in cash and cash equivalents. Actual transaction costs may vary from such estimates which are based on the best information available at the time the unaudited condensed consolidated pro forma financial information was prepared.
        For purposes of presentation in the unaudited condensed consolidated pro forma financial information, the sources and uses of funds of the acquisition are as follows:
Sources of Funds

Flagstone cash and cash equivalents	$15,000
Validus cash and cash equivalents	152,824
Total	$167,824
Uses of Funds

Cash consideration	$147,824
Validus transaction costs	5,000
Flagstone transaction costs	15,000
Total	$167,824

5. Selected Ratios
        Selected ratios of Validus, Flagstone and pro forma combined are as follows:

	Year Ended December 31, 2011			Six months Ended June 30, 2012
	Validus Holdings, Ltd.	Flagstone Reinsurance Holdings, S.A.	Pro Forma combined	Validus Holdings, Ltd.	Flagstone Reinsurance Holdings, S.A.	Pro Forma combined
Losses and loss expense ratios	69.1%	118.4%	80.9%	42.9%	56.4%	45.5%
Policy acquisition costs ratios	17.4	20.2	18.1	17.2	20.7	17.8
General and administrative cost ratios	12.9	15.0	13.4	15.6	18.8	16.3
Combined ratio	99.4%	153.6%	112.4%	75.7%	95.9%	79.6%
6.     Earnings per Validus Share
        (a)   Pro forma earnings per common share for the year ended December 31, 2011 and the six months ended June 30, 2012 have been calculated based on the estimated weighted average number of common shares outstanding on a pro forma basis, as described in 6(b) below. The historical weighted average number of outstanding Validus Shares was 98,607,439 and 100,928,284 basic and diluted, respectively, for the year ended December 31, 2011 and 98,839,663 and 104,382,030 basic and diluted, respectively, for the six months ended June 30, 2012.
        (b)   The pro forma weighted average number of Validus Shares outstanding for the year ended December 31, 2011 and six months ended June 30, 2012, after giving effect to the exchange of shares as if the Exchange Offer had been issued and outstanding for the whole year, is 112,230,004 and 112,230,004, basic and diluted, and 113,141,681 and 119,639,574, basic and diluted, respectively.
        (c)   In the basic earnings per share calculation, dividends and distributions declared on warrants are deducted from net income. In calculating diluted earnings per share, we consider the application of the treasury stock method and the two-class method and whichever is more dilutive is included into the calculation of diluted earnings per share.
        The following table sets forth the computation of basic and diluted earnings per share for the six months ended June 30, 2012:

	Historical Validus Holdings, Ltd.	Pro Forma Consolidated
Net income available to common shareholders	$288,398	$339,632
Weighted average shares-basic ordinary shares outstanding	98,839,663	113,141,681
Share equivalents
Warrants	3,050,054	3,050,054
Restricted Shares	1,684,791	2,797,625
Options	807,522	807,522
Weighted average shares-diluted	104,382,030	119,796,882
Basic earnings per share	$2.92	$3.00
Diluted earnings per share	$2.80	$2.86

        The following table sets forth the computation of basic and diluted earnings per share for the year ended December 31, 2011:

	Historical Validus Holdings, Ltd.	Pro Forma Consolidated
Net income (loss) available to common shareholders	$13,685	$(315,606)
Weighted average shares-basic ordinary shares outstanding	98,607,439	112,230,004
Share equivalents
Warrants	—	—
Restricted Shares	1,544,641	—
Options	776,204	—
Weighted average shares-diluted	100,928,284	112,230,004
Basic earnings (loss) per share	$0.14	$(2.81)
Diluted earnings (loss) per share	$0.14	$(2.81)
7.     Book Value per Share
        Validus calculates diluted book value per share using the "as-if-converted" method, where all proceeds received upon exercise of warrants and stock options would be retained by Validus and the resulting common shares from exercise remain outstanding. Flagstone's diluted book value per share has been calculated based on the "as-if-converted" method consistent with Flagstone's presentation of diluted book value per share and Validus' calculation.
        The following table sets forth the computation of book value and diluted book value per share adjusted for the acquisition as of June 30, 2012:

	Historical Validus Holdings, Ltd.	Pro Forma Consolidated
Book value per common share calculation
Total shareholders' equity	$3,477,834	$4,011,474
Shares	93,411,062	107,217,768
Book value per common share	$37.23	$37.41
Diluted book value per common share calculation
Total shareholders' equity	$3,477,834	$4,011,474
Proceeds of assumed exercise of outstanding warrants	$121,445	$121,445
Proceeds of assumed exercise of outstanding stock options	$42,451	$42,451
Unvested restricted shares	—	—
	$3,641,730	$4,175,370
Shares	93,411,062	107,217,768
Warrants	6,916,677	6,916,677
Options	2,091,912	2,091,912
Unvested restricted shares	3,343,727	3,839,039
	105,763,378	120,065,396
Diluted book value per common share	$34.43	$34.78

8.     Capitalization
        The following table sets forth the computation of debt to total capitalization and debt (excluding debentures payable) to total capitalization at June 30, 2012, adjusted for the acquisition:

	Historical Validus Holdings, Ltd.	Pro Forma Consolidated
Total debt
Senior notes payable	$247,036	$247,036
Debentures payable	289,800	540,002
Total debt	$536,836	$787,038
Total capitalization
Total shareholders' equity	$3,882,574	$4,416,214
Senior notes payable	247,036	247,036
Debentures payable	289,800	540,002
Total capitalization	$4,419,410	$5,203,252

Total debt to total capitalization	12.1%	15.1%
Debt (excluding debentures payable) to total capitalization	5.6%	4.7%